                                                                    EXHIBIT 10.6


THIS LEASE is made the Third day of March One thousand nine hundred and ninety-seven BETWEEN the Landlord the Tenant and the Surety whose respective names and address are set out in the First Schedule

                         [LONDON STAMP OFFICE 1 STAMP]
                              [BRITISH TAX STAMPS]

WITNESSETH:

1. IN this Lease unless the context otherwise requires the various expressions set out below shall have the meaning or bear the interpretation there set out

     (a) "the Landlord" shall include the reversioner and any other person for the time being immediately expectant on the Term hereby created and for the purpose of entering upon the Demised Premises shall include the Superior Landlord (if any)

     (b) "the Tenant" shall include the person from time to time entitled to the Term and the personal representatives of the Tenant

     (c) words importing the masculine gender shall where necessary be construed as importing the feminine gender and words importing the neuter gender shall where necessary be construed as importing the masculine gender or the feminine gender as the case may be

     (d) words importing the singular number only shall include the plural number and vice versa and where there are two or more persons included in the expression "the Landlord" or "the Tenant" or "the Surety" the covenants expressed to be made by the Landlord or the Tenant or the Surety shall be deemed to be made by such persons jointly and severally

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(e)  "the Demised Premises" means all that premises described in the Second
Schedule

(f) "Conduits" means and includes chimney flues ventilating ducts air conditioning systems cisterns tanks radiators water gas soil and waste water pipes sewers and drains central heating boilers and pipes wires and cables used for the conveyance of electrical current telephone cables valves traps and switches and includes where relevant ancillary equipment and structures

(g) "the Development" means the land comprised in Title Number TGL 54450 and more particularly described in Part II of the Second Schedule hereto

(h) "the Access Road" means the roadway and the footpath adjacent thereto shown for identification purposes only cross hatched brown on Plan B annexed hereto

(i) "the Common Parts of the Development" means those parts of the Development which at the date hereof have not been and are not intended to be let or sold by the Landlord and are capable of benefitting and being used by the Tenant in connection with the use of the Demised Premises and for the purpose of the Sixth Schedule hereof the Common Parts of the Development shall be deemed to include spaces for parking vehicles used by the Tenant and spaces used for parking vehicles by other tenants in the Development

(j) "the Second Floor Lease" means a lease of the second floor and gallery area of the Demised Premises dated 8th November 1996 and made between the Landlord (1) and Imagination and Design Limited (2)



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
                                  Floor Plans
                                  -----------

2. THE LANDLORD demises to the Tenant the Demised Premises together with the rights but subject to the exceptions and reservations mentioned in the Second Schedule subject to and with the benefit of the Second Floor Lease TO HOLD unto the Tenant for the term of years specified in the First Schedule ("the Term") PAYING yearly for the first five years of the Term the RENT of NINETY-SEVEN THOUSAND SIX HUNDRED AND TWENTY-FIVE POUNDS (Pound Sterling 97,625.00) per annum exclusive and for the remainder of the Term such rent as shall be calculated under the provisions of the Ninth Schedule herein such rent to be paid by equal quarterly payments in advance on the usual quarter days in every year or proportionately for any fraction of a year the first of such payments to be made on the Third day of September One thousand nine hundred and ninety-seven and to be a due proportion of the Rent calculated from the Third day of September One thousand nine hundred and ninety-seven until the 29th day of September One thousand nine hundred and ninety-seven

3. THE TENANT covenants with the Landlord to observe and perform the covenants and stipulations set out in the Third Schedule

4. THE LANDLORD covenants with the Tenant to observe and perform the covenants and stipulations set out in the Fourth Schedule

5.   THE LANDLORD AND THE TENANT agree the provisions set out in the Fifth
Schedule

6. THE SURETY HEREBY COVENANTS with the Landlord to observe and perform the covenants set out in the Seventh Schedule PROVIDED ALWAYS that the Surety will cease to be liable under this clause and shall be released entirely from all subsequent liability hereunder in the event that


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
     (1) The Tenant shall provide to the Landlord accounts for the most recent three consecutive years audited by a Chartered Accountant and approved by the directors of the Tenant not more than three months before such accounts are provided to the Landlord showing for each such year net profits before tax amounting to not less than three times the annual rent reserved by the Lease under Clause 2 hereof in the year to which the said accounts relate and PROVIDED FURTHER that at the time of production of such accounts no monies shall be due from the Tenant or the Surety to the Landlord or

     (2) on completion of a lawful assignment of the Lease in accordance with the provisions hereto PROVIDED ALWAYS that there is produced in conjunction with a grant of licence for such assignment a surety reasonably acceptable to the Landlord who will covenant therein in equivalent form to the provisions of the Seventh Schedule hereto or there is provided on the grant of such licence a security deposit in an amount equivalent to one half of the annual rent then payable under the Lease such amount to be placed in a separate designated Deposit Account interest accruing to the Tenant and otherwise upon the terms of the agreed draft deed set out in the Eighth Schedule hereto

7. WE certify that there is no agreement for lease to which this Lease gives effect

          IN WITNESS whereof the parties hereto have caused this instrument to be executed as a Deed in the presence of the person(s) mentioned below the day and


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
year first above written


                               THE FIRST SCHEDULE



THE LANDLORD         :        MARLDOWN LIMITED whose registered
                              office is situated at Barbican House 26/34
                              Old Street London EC1V 9HL

THE TENANT           :        MICROMUSE plc whose registered office is
                              situated at Disraeli House 90 Putney
                              Bridge Road London SW18 1DA

THE SURETY           :        CHRISTOPHER JOHN DAWES of 11
                              Tourney Road London SW6

THE TERM             :        10 years

THE COMMENCEMENT DATE:       3rd March 1997

THE AUTHORISED USER  :        Use within Class B1 of the Town and
                              Country Planning (Use Classes) Order 1987


                              THE SECOND SCHEDULE


                                     PART I


                              The Demised Premises

ALL THAT BUILDING situate at and known as Gladstone House Adelaide Road 90 Putney Bridge Road London SW18 (all of which premises are for the purposes of identification only shown edged red on Plans A and B annexed hereto) and for the purposes of obligation as well as grant include the structure roof and foundations thereof and all conduits which are situate therein


TOGETHER WITH:-

(a)  the Landlord's fixtures and fittings on the Demised Premises



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(b)  the free and uninterrupted passage and running of water soil gas and electricity and all other services to and from the Demised Premises in through and along the Conduits which are now or may hereafter during the Term be in on over or under the Development which serve the Demised Premises

(c) the right of support shelter and protection for the Demised Premises from the remainder of the Development as enjoyed at the date hereof

(d) the right to pass and repass at all times and for all purposes connected with the use and enjoyment of the Demised Premises to and from the Demised Premises from and to the nearest highway maintainable at public expense:

     (i) with or without vehicles of any description over and along the Access Road

     (ii) on foot only over and along those parts of the Common Parts of the Development which give access to the Demised Premises

(e) a right of access on to any part of the Development for the purpose of carrying out the Tenant's obligations herein to the extent that the Tenant cannot otherwise do so

(f) the right to display a sign indicating the Tenant's name and business on the exterior of the Demised Premises in a position approved by the Landlord such approval not to be unreasonably withheld or delayed

(g) the exclusive right to park roadworthy vehicles within the car parking area shown edged green on Plan B ("the Car Parking Spaces") subject to the rights reserved in the Second Floor Lease for the tenants therein

EXCEPTING AND RESERVING to the Landlord and its lessees tenants servants and licensees and the owners lessees and occupiers for the time being of the Development and any adjoining or neighbouring property and all persons authorised by them and all other persons from time to time having the like right

(a) the free and uninterruped passage and running of water soil gas and electricity and all other services to and from the Demised Premises and such adjoining neighbouring property through the Conduits which now are in on over or under the Demised Premises or any part thereof together with a full right of entry to the Demised Premises at all reasonable times on giving no less than two days


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
prior written notice (except in emergency) for the purposes of installing adding to inspecting maintaining replacing and repairing the Conduits the person or persons exercising such right making good all damage to the Demised Premises occasioned by such entry or any works consequent thereon to the reasonable satisfaction of the Tenant and provided that the person or persons so entering shall cause as little inconvenience and interference as possible to the Tenant and the business of the Tenant

(b) full right and liberty at any time or times to execute works repairs and make erections upon or to erect upon rebuild reconstruct make additions to modify or alter the Development or any part thereof (except the Demised Premises) or the adjoining and neighbouring property and to use the Building and the Development (except the Demised Premises) and the adjoining and neighbouring property in such manner as they may think fit whether or not the access of light and air to the Demised Premises or any part thereof shall thereby be interfered with

(c) the right of support shelter and protection for the Development and any adjoining and neighbouring property from the Demised Premises as enjoyed at the date hereof

(d) the right to enter the Demised Premises at all reasonable times upon no less than 48 hours prior written notice (except in case of emergency) for the purpose of carrying out any works or doing anything whatsoever comprised within the Landlord's rights and obligations in this Lease Provided that the person or persons so entering the Demised Premises shall cause as little interference and inconvenience as possible to the Tenant and shall not interfere with the Tenant's ability to carry out business from the Demised Premises and shall make good all damage occasioned by such entry or the carrying out of any works to the reasonable satisfaction of the Tenant

                                    PART II

                                The Development

ALL THAT parcel of land with the buildings erected thereon situate and known as the Adelaide Centre Adelaide Road London SW18 1HR as the same is registered at H M Land Registry under Title Number TGL 54450

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
                               THE THIRD SCHEDULE

                          The Covenants by the Tenant


1. TO pay the reserved rents on the days and in the manner aforesaid without any deduction and if the Landlord so requires to pay the same by Bankers Standing Order direct to the bank account of the Landlord or as it shall direct

2. TO pay and contribute by way of further rent the Interim Charge and the Service Charge (as those expressions are defined in the Sixth Schedule) at the time and in the manner provided in that Schedule

3. (a) TO bear pay and discharge all existing and future rates taxes duties assessments impositions charges liabilities and outgoings whatsoever (whether parliamentary parochial or otherwise and whether or not of a capital or non-recurring nature) which are now or may at any time hereafter be assessed charged or imposed upon or payable in respect of the Demised Premises or any part thereof or on the owner or occupier in respect thereof (excluding any payable by the Landlord in respect of the receipt of rents or other payments made by the Tenant in accordance with the provisions hereof except any Value Added Tax payable on the rents or any other such payments on any disposition or dealing with or the ownership of the reversion to this Lease)

     (b) To pay all charges for electricity gas and water consumed at the Demised Premises including any connection and hiring charges and meter rents and to perform and observe all present and future regulations and requirements of the electricity gas and water supply companies or boards in respect of the supply and consumption of electricity gas and water to the Demised Premises

4. (a) AT all times during the Term to repair replace (if beyond economic repair) rebuild cleanse and keep the Demised Premises and all additions and improvements thereto and the Landlord's fixtures and fittings and the Conduits therein in good and substantial repair and condition

     (b) To paint with two coats of best quality paint or otherwise treat in a proper and workmanlike manner all the wood and iron work of the Demised Premises heretofore or usually painted or otherwise treated once in the fifth year as regards the interior and once in every third year as regards the exterior and in each case in the last year of the Term (whether determined by effluxion of time or under


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
the provisions for re-entry hereinafter contained or otherwise) provided that the covenants relating to the last year of the Term shall not apply where the Tenant shall have redecorated the Demised Premises less than eighteen months prior to the expiry of the Term and also to grain varnish clean paper and otherwise decorate in a proper and workmanlike manner all such internal parts of the Demised Premises as have been or ought properly to be so treated and so that in the last year of the Term the tints colours and patterns of all such works of interior decoration shall be such as shall be approved by the Landlord (such approval not to be unreasonably withheld or delayed)

     (c) Without prejudice to the generality of the foregoing to repair maintain upkeep renew (if beyond economic repair) and service the lift in the Demised Premises using the services of such reputable contractor as shall be approved by the Landlord from time to time and to produce to the Landlord evidence of the service agreement and maintenance inspections and repairs carried out provided always that if the Tenant shall not maintain and regularly service the lift the Landlord shall be entitled on not less than 14 days prior written notice to enter upon the Demised Premises with all necessary workmen and execute such necessary maintenance and servicing at the expense of the Tenant in accordance with the covenants herein contained and the proper and reasonable cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

     (d) To maintain and keep in a clean and tidy condition at all times the area for Refuse Bins shown on the Plan

5. TO yield up the Demised Premises with the fixtures and additions thereto at the expiration or sooner determination of the Term in good and substantial repair and condition in accordance with the covenants hereinbefore contained

6. TO permit the Landlord and its agent with or without workmen and others authorised by the Landlord at all reasonable times and upon prior written notice (except in emergency) during the Term to enter upon and view the condition of the Demised Premises and if any breach of covenant shall be found upon such inspection for which the Tenant is liable the Tenant shall as soon as is reasonably practicable commence and diligently proceed to execute all repairs and works properly required to be done by written notice given by the Landlord PROVIDED ALWAYS that if the Tenant shall not within two months after service of such notice (or earlier if appropriate) commence and proceed diligently with the execution of the repairs and works mentioned in such notice it shall be lawful for the Landlord to enter upon the Demised Premises with all necessary workmen and execute such repairs and works at the expense of the Tenant in accordance with the covenants herein contained and the proper costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

7. TO permit the Landlord and its agents and workmen and other persons authorised by the Landlord and the tenants or occupiers of other parts of the Development and adjoining properties belonging to the Landlord upon no less than 48 hours prior written notice (except in emergency) to enter upon the Demised Premises to execute repairs or alterations to the Development or such adjoining properties causing as little inconvenience as possible to the Tenant and its business and making good all damage thereby occasioned to the Demised Premises to the reasonable satisfaction of the Tenant

8.1 NOT to make any structural or external alterations to the Demised Premises nor to erect or to permit or suffer to be erected any new building on the Demised Premises or make or permit or suffer to be made any alteration of or addition to or external projection in front of the Demised Premises whatsoever save that telecommunications or satellite equipment may be erected on the exterior of the Demised Premises subject to all relevant planning consents first being obtained and with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

8.2 NOT without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) (and then only in accordance with plans previously approved by the Landlord and under the supervision of and to the reasonable satisfaction of the Landlord's surveyor) to alter the internal layout or arrangement of the Demised Premises or to make any internal non-structural alterations or add to or alter any new buildings or alterations erected or made in pursuance of the consent of the Landlord given under this clause or to cut injure or permit or suffer to be cut or injured any of the walls or timbers of the Demised Premises or any alterations or additions thereto or to carry out or permit or suffer to be carried out any development within the meaning of the Planning Acts PROVIDED ALWAYS that the Tenant shall be entitled without any consent from the Landlord to effect internal non-structural alterations to the Demised Premises subject to:-

     (aa) the Tenant giving no less than 14 days prior written notice to the Landlord of the nature of such proposed alterations and a full description of the proposed alterations to satisfy the Landlord prior to commencement that the works proposed are non-structural; and

     (bb) the Tenant delivering to the Landlord in duplicate the drawings specifications and other details of such alterations within 28 days after their completion

9. AT all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and all regulations or orders made thereunder whether as to the Authorised User or otherwise and to indemnify and keep indemnified the Landlord against all liabilities whatsoever including all actions proceedings costs expenses claims and demands in respect thereof AND within seven days of receipt by the Tenant (or sooner if appropriate) to produce to the Landlord a copy of any notice order or proposal therefor made given or issued to the Tenant or any sub-tenant by a planning authority under or by virtue of the Planning Acts affecting or relating to the Demised Premises and at the request and cost of the Landlord to make or join with the Landlord in making every such objection representation or appeal against the same as the Landlord shall deem expedient

10. NOT to use or suffer to be used the Demised Premises for any purpose other than the Authorised User specified in the First Schedule PROVIDED ALWAYS that the Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that the Authorised User is or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that the Authorised User is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever

11. NOT to do or permit or suffer to be done anything whereby the policy or policies of insurance of the Demised Premises against the Insured Risks (as hereinafter defined) may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premiums and all expenses properly incurred by it in or about any renewal of such policy or policies rendered necessary by a breach of this covenant (all of which payments shall be included in the rent herein reserved) and to comply with all recommendations of the insurers as to fire precautions

12. NOT to do or permit or suffer to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance annoyance or damage to the Landlord or the tenants or occupiers of the remainder of the Development or of other property in the neighbourhood

13. NOT to exhibit or permit or suffer to be exhibited on any part of the exterior of the Development and the Demised Premises or in the windows or on the external walls rails or fences thereof any placard poster signboard fascia board or fascia sign or other advertisement PROVIDED ALWAYS that the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) erect on the exterior of the Demised Premises a sign of a size approved by the Landlord consistent with the size of other tenants' signs at the Development specifying the name and nature of the Tenant's business

14. TO comply as soon as reasonably practicable at the Tenant's own expense with any nuisance sanitary or other statutory notices lawfully served by any local or public authority upon either the Landlord or the Tenant so far as the same relate to the Tenant's use or occupation of the Demised Premises and to comply with all the requirements of the Office Shops and Railway Premises Act 1963 and the Fire Precautions Act 1971 and any Act or Acts for the time being amending or replacing the same and to keep the Landlord fully indemnified against all actions proceedings costs expenses claims and demands in respect thereof incurred by the Landlord or for which the Landlord is responsible

15. IN connection with the Defective Premises Act 1972 or any legislation modifying amending or replacing the same to:-

     (a) notify the Landlord in writing immediately of any defect in the Demised Premises of which the Tenant is aware

     (b) erect and maintain within the Demised Premises prominent notices of warning of relevant defects within the meaning of Section 4 of the said Act in such form as the Landlord may from time to time reasonably require

     (c) indemnify the Landlord against any actions proceedings costs expenses claims and demands incurred thereunder by reason of the Tenant's failure to erect and display such notices

     (d) permit the Landlord and its agent with or without workmen and others at any time on reasonable prior written notice (save in case of emergency) to enter upon the Demised Premises erect and exhibit notices thereon giving warning of relevant defects within the meaning of the said Section 4 in the


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     Demised Premises and to install lighting or any other reasonable means of warning or protection against such defects

16. NOT to hold or permit or suffer to be held any sale by auction on the Demised Premises

17. (a) NOT to assign charge or part with possession of part only (as distinct from the whole) of the Demised Premises nor share possession or occupation of the whole of the Demised Premises whatsoever nor to create more than a total of three separate underlettings of the Demised Premises at any one time each of which underlettings must consist of the whole of one or more floors of the Demised Premises and so that for the avoidance of doubt there should at no time be more than three separate occupations within the Demised Premises including the occupation of the Tenant and subject in all such cases to compliance with the provisions in this clause (any sublet part of the Demised Premises hereinafter referred to in this clause is hereinafter referred to as "a permitted part")

     (b) Not to assign underlet or part with possession of the whole of the Demised Premises for all or any part of the said term except by an assignment or underletting permitted under the provisions of this clause nor to assign underlet or permit the occupation of the Demised Premises or any part thereof by or the vesting of any interest or estate therein in any person firm company or other body or entity which has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease

     (c) Not to assign the whole of the Demised Premises without first obtaining the prior written consent of the Landlord (which subject to compliance with the provisions of this clause shall not be unreasonably withheld or delayed) and the Landlord and the Tenant hereby agree that for the purposes of section 19(1A) of the Landlord and the Tenant Act 1927 the Landlord may (without prejudice to the right of the Landlord to refuse consent on any other reasonable ground) withhold consent to an assignment:

     (i) If any of the following circumstances exist at the date of the application for consent:

          (A) There is in the reasonable opinion of the Landlord a substantial breach of any of the Tenant's covenants in this Lease


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
          (B) The proposed assignee is not an Acceptable Assignee and for the purposes of this paragraph an Acceptable Assignee shall in the case of an individual or individuals be a person or persons who in the reasonable opinion of the Landlord will be (1) a respectable and responsible tenant (2) of sound financial standing and capable of performing the Tenant's covenants in this Lease throughout the residue of the Term and (3) is demonstrably capable of performing the Tenant's covenants in this Lease throughout the residue of the Term AND in the case of a limited or public liability company shall be a company which in the reasonable opinion of the Landlord will be (1) a respectable and responsible tenant (2) of sound financial standing and capable of performing the Tenant's covenants in this Lease throughout the residue of the Term and

          (C) In the reasonable opinion of the Landlord the effect of the proposed assignment would be to diminish or adversely affect the value of the Landlord's interest in the Demised Premises on the assumption (whether or not a fact) that the Landlord wished to sell its interest on the day following completion of the proposed assignment

     (ii) If the Landlord reasonably requires any one of the following conditions to be complied with and which is not satisfied:


          (A) On or before completion of any assignment the Tenant shall have entered into an authorized guarantee agreement as defined in clause 16 of the Landlord and Tenant (Covenants) Act of 1995 in the form set out in the Tenth Schedule hereto

          (B) On or before completion of the assignment to it the assignee shall have deposited with the Landlord an amount equal to the yearly rent for six months payable at the date of the assignment as security for the performance of the Tenant's covenants in this Lease and entered into a deed in the form set out in the Eighth Schedule hereto

          (C) On or before completion of the assignment if the Landlord shall reasonably so require the assignee shall have procured an acceptable guarantor or guarantors who shall execute and deliver to the Landlord a deed containing direct covenants by such guarantor (or if more than one such guarantor joint and several covenants) with the Landlord in the form of those set out in the Seventh Schedule hereto



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
     (d) Not to underlet the whole or a permitted part of the Demised Premises without:-

     (i) obtaining the prior written consent of the Landlord (such consent not to be unreasonably delayed or withheld subject as hereinafter provided)

     (ii) procuring that any underlease to be granted hereunder shall

          (A) be granted without a fine or premium and at a rent not less than the rent specified herein (including any rent revision as provided for herein) or the then open market value of the Demised Premises or a due proportion thereof in the case of an underletting of a permitted part (whichever shall be the higher)

          (B) contain provisions for rent review in an upward direction only at such times as to coincide with the rent reviews provided for in this Lease

          (C) contain a condition for re-entry on breach of any covenant by the undertenant

          (D) contain a covenant by the undertenant to perform and observe all the Tenant's covenants and the other provision contained in this Lease (other than the payment of the rents reserved in this Lease) or

          (E) be in a form previously approved by the Landlord such approval not to be unreasonably withheld or delayed and

          (F) exclude the provisions of sections 24 to 28 of the Landlord & Tenant Act 1954 and a copy of the Court Order provided to the Landlord

(iii) obtaining from the underlessee covenants with the Tenant (which covenants the Tenant hereby covenants to enforce) not to assign transfer mortgage or charge the whole of the Demised Premises without the Landlord's consent subject to the provisions of clause 13(b) herein being complied with in relation to any assignment and the Tenant having procured direct covenants from such assignee with the Landlord on the same terms as are contained in paragraph
(v) of this clause

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
     (iv) obtaining from the underlessee a covenant not to further underlet the whole or any part of the Demised Premises or a permitted part or assign mortgage charge or share possession or occupation of any part of the Demised Premises and

     (v) obtaining a direct covenant by the underlessee with the Landlord to perform and observe all the Tenant's covenants and the other provisions contained in this Lease (other than the payment of the rent reserved in this Lease) and the proposed underlease

     (vi) if the Landlord shall reasonably so require the Tenant procuring an acceptable guarantor for any person to whom the Demised Premises are to be underlet who shall execute and deliver to the Landlord a deed containing direct covenants by such guarantor (or if more than one such guarantor joint and several covenants) with the Landlord in such terms as the Landlord shall reasonably stipulate PROVIDED THAT the requirement for a guarantor shall only apply in the case of an underletting for a term exceeding three years

     (e) to enforce the performance and observance by any such undertenant of the covenants provisions and conditions of any underlease and not at anytime knowingly to waive any breach of the same

     (f) not to vary the terms of any permitted underlease or agree so to do without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

     (g) to procure that the rents reserved by any permitted underlease shall not be commuted or payable more than one quarter in advance and not to permit the reduction of any rents reserved by any such underlease

     (h) not to agree any rent review under such underlease without first obtaining the written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

     (i) nothing in this clause 2(17) shall prevent the Tenant from sharing occupation of the whole or any part of the Demised Premises with any company which is in the same group as the Tenant (as defined by the Landlord & Tenant Act 1954) PROVIDED THAT no relationship of landlord and tenant shall be created or be deemed to exist between such company and the Tenant and the right of any company to share possession of the Demised Premises or any part or parts thereof as aforesaid shall forthwith determine upon such company ceasing to be part of the same group or upon the Tenant ceasing to be in occupation of the Demised Premises or upon the determination of this Lease (howsoever determined) whichever shall be the earliest

     (j) within 21 days of the death during the Term of this Lease of any person who has or shall have guaranteed to the Landlord the payment to the Landlord of the rents and the observance and performance of the covenants on the part of the Tenant herein contained or a person or body (as the case may be) who has guaranteed to the Landlord as mention in sub-clause (d)(vi) herein being adjudged a bankrupt or (being a company) going into liquidation (other than a voluntary liquidation for the purposes of amalgamation or reconstruction of a solvent company) in respect of which the Landlord's consent has first been obtained (such consent not to be unreasonably withheld or delayed) or a receiver administrator administrative receiver or other encumbrancer taking possession of or being appointed in respect of the whole or any part of such person's or body's assets at the Demised Premises or such person or body making any arrangement with creditors for the liquidation of his or its debts by composition or otherwise or any voluntary arrangement as defined in the Insolvency Act 1986 or ceasing or threatening to cease to carry on his or its business as a whole or becoming unable to pay its debts within the meaning of
Section 123 of the Insolvency Act 1986 THEN in each such case to give notice thereof to the Landlord and if reasonably so required by the Landlord at the expense of the Tenant within a further 6 weeks to procure some other person reasonably acceptable to the Landlord to execute a guarantee in respect of the payment of the rent and the observance and performance of the covenants in such form as the Landlord may reasonably stipulate

18. WITHIN one month after the execution of any assignment assent transfer charge or underlease or assignment of an underlease of or relating to the Demised Premises to give notice thereof in writing with particulars thereof to the solicitors for the time being of the Landlord and to produce to them a certified copy of the deed evidencing such dealing or transmission (and in case of a devolution of the interest of the Tenant not perfected by an assent within six months of the happening thereof to produce to the said solicitors the grant of representation under which such devolution arises) and to pay to them a registration fee of TWENTY-FIVE POUNDS (pound sterling 25.00) together with Value Added Tax thereon (or such other sum as the said solicitors may reasonably require) in respect of each such dealing or transmission together with such fees as may be payable to any Superior Landlord

19. (a) TO permit the Landlord during the three months immediately preceding the determination of this Lease to affix and retain without interference upon any suitable part of the Demised Premises (but not so as to materially affect the access of light or air to the Demised premises) a notice for reletting the same and to permit persons with written authority from the Landlord or its agent at all reasonable times in day time and by not less than 48 hours prior written notice to view the Demised Premises

     (b) In the even of the Landlord wishing to sell or otherwise deal with the reversion at any time during the said term to permit persons with written authority from the Landlord or the Landlord's Agent at reasonable times in day time and by no less than 48 hours prior written notice to view the Demised Premises and to permit the Landlord to affix "For Sale" notices in a similar manner as the notices referred to in the preceding sub-clause (19a)

20. TO pay to the Landlord all reasonable and properly incurred costs charges and expenses (including solicitors counsels and surveyors and other professional costs and fees and bailiffs costs charges expenses and commission) which may be charged or incurred by the Landlord or any Superior Landlord:

     (a) in any application by the Tenant to any planning authority or any application by the Tenant to the Landlord for any consent pursuant to the covenants herein contained

     (b) in any proceedings under Section 146 or 147 of the Law of Property Act 1925 or the preparation or service of notice thereunder (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) or for the preparation and service of and negotiations consequent upon a Schedule of Dilapidations served at any time during or within one month after the expiry of the Term

     (c) in connection with the recovery of any arrears of rent and monies payable and recoverable as rent hereunder

     (d) in connection with the enforcement of any of the Tenant's covenants herein contained

AND to keep the Landlord fully indemnified against all actions proceedings reasonably taken and reasonable costs expenses claims and demands whatsoever in respect of all or any of the said applications consents notices negotiations and proceedings PROVIDED ALWAYS that whenever in this Lease the consent or license of the Landlord is required in any matter then the Landlord shall be entitled to withhold its consent or license unless and until it has obtained the consent of any Superior Landlord

21. NOT knowingly to allow any encroachment to be made or easement acquired on or over the Demised Premises and in particular not to allow the right of access of light from or over the Demised Premises to any neighboring property to be acquired and if any encroachment or easement shall be made or threatened to be made or if any window or opening shall be opened or made or threatened to be opened or made in any neighboring property which if not obstructed might by lapse of time confer the right to such access of light on the owner of any neighboring property to give notice thereof to the Landlord and to permit it and its servants to enter the Demised Premises and to do all such things as may be proper for the purpose of preventing the making of such encroachment or the acquisition of such easement or right to light

22. TO reimburse the Landlord upon demand the cost of periodic valuations or assessments of the cost of reinstatement of the Demised Premises for insurance purposes provided that the Tenant shall be liable to pay such costs no more than once every two years of the Term

23. (a) IN the event that Value Added Tax shall be chargeable on the Landlord in respect of any supplies made to the Tenant the Tenant shall in addition to any amounts otherwise payable pay the Landlord the amount of the Value Added Tax so chargeable payable on the later of the date of supply and the date of delivery to the Tenant of a VAT invoice and further in the event of the Landlord electing at any time during the Term to waive exemption from Value Added Tax in respect of the Demised Premises to pay the amount of Value Added Tax chargeable on the rents hereby reserved and on the Interim Charge and the Service Charge as defined in the Sixth Schedule as a result of such election having been made and all or any of such payments shall be made by way of rent

     (b) The Tenant shall indemnify and keep indemnified the Landlord against all losses costs claims demands and liabilities which the Landlord may suffer or incur as a result of the Tenant's inability to recover Value Added Tax in full including in particular any liability on the part of the Landlord to repay any sum or sums to HM Customs & Excise or any inability of the Landlord to recover in full as input tax any Value Added Tax paid by it to a third party

        (c) The Tenant shall inform the Landlord at any time where the Tenant becomes an entity which is not a taxable entity for the purposes of the Value Added Tax Act 1994 or if the rate at which the Tenant is able to recover Value Added Tax (in respect of supplies made from the Demised Premises or generally) altering such as to permit or prevent (as the case may be) any election made or which might be made by the Landlord under paragraph 2 of
Schedule 10 of the Value Added Tax Act 1995 applying to the grant of this Lease or to the supplies made to the Tenant under this Lease

24.     (a)     IF the rent hereby reserved or any part thereof or any other sum payable by the Tenant to the Landlord pursuant to the provisions of this Lease shall not have been paid upon the date whereon payment of the same was due then the Tenant shall pay to the Landlord interest upon such rent or other sum at the Prescribed Rate until the said rent or other sum shall have been paid

        (b) By "Prescribed Rate" is meant Four per centum (4%) over the base rate published from time to time of National Westminster Bank plc or if the same shall cease to exist or publish a base rate during the Term of such other London Clearing Bank as the Landlord may nominate

        (c) Interest payable by the Tenant pursuant to this sub-clause shall be calculated from day to day

        (d) Interest payable by the Tenant upon arrears of rent shall not itself be deemed to be rent

25.     NOT to use the Car Parking Spaces for any purposes whatsoever other than
(i) for loading and unloading or (ii) to park thereon no more than six roadworthy vehicles and to keep the Car Parking Spaces clean and tidy at all times

26. NOT to cause or permit any obstruction of any of the common accessways within the Development

27. TO comply with all the Landlord's covenants in the Second Floor Lease except insofar as such covenants are the responsibility of the Landlord in this Lease and to keep the Landlord indemnified in respect of any claims in respect of any breach of this covenant

                              THE FOURTH SCHEDULE

                         The Covenants of the Landlord

1. THAT the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations herein on its part contained shall peaceably hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming under or in trust for it

2. TO maintain repair amend renew cleanse repaint and redecorate as and when the Landlord reasonably thinks fit and otherwise keep in good and tenantable condition

     (a) the boundary walls and fences of and in the curtilage of the Development

     (b)  the Access Road and the Common Parts of the Development

     (c)  the Car Parking Spaces

PROVIDED THAT the Landlord shall not be liable to the Tenant for any defect or want of repair hereinbefore mentioned unless the Landlord has had notice thereof nor in respect of any obligations hereunder that is within the ambit of any of the Tenant's covenants hereinbefore contained.

3. TO maintain in good working order and repair all Conduits in under and upon the Development and which shall serve the Demised Premises (excluding nevertheless any which exclusively serve the Demised Premises)

4. SO far as possible and subject always as provided in Clause 7 of the Fifth Schedule to perform the following services:

     (a)  to keep the Common Parts of the Development clean and tidy

     (b) to supply maintain repair and renew as need be such alarms and firefighting equipment in the Common Parts of the Development as the Landlord may reasonably consider necessary or as may be required to be supplied and maintained by the Landlord by statute or by the fire authority for the district

     (c) to supply provide purchase maintain renew replace repair and keep in good and serviceable order and condition all appurtenances appointments fixtures and fittings bins receptacles tools appliances materials and other things which the Landlord may reasonably in the interests of good estate management deem necessary for the maintenance upkeep or cleanliness of the Development

     (d) to employ such staff as the Landlord may at its discretion reasonably deem necessary to enable the Landlord to carry out or maintain the said services or any of them and for the general conduct management and security of the Common Parts of the Development.

PROVIDED ALWAYS that the Landlord may at the Landlord's discretion add to extend vary or alter the rendering of the said services or any of them from time to time if the Landlord shall reasonably deem it desirable so to do for the more convenient or efficient conduct and management of the Development.

5. TO insure and keep insured in the full reinstatement value the Demised Premises and the Common Parts of the Development and the Landlord's fixtures therein against loss or damage by fire lightning explosion aircraft (or other aerial device) or articles dropped therefrom riot civil commotion malicious person earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by road vehicles and such other risks as the Landlord may deem desirable or expedient including loss of rent hereunder for up to four years and architects' and surveyors' fees and demolition and clearance and similar expenses ("the Insured Risks") in some insurance office or with underwriters of repute in the full rebuilding value thereof or such greater sum as required by the Tenant and upon request by the Tenant the Landlord shall supply the Tenant no more than once in any year with a copy of the then current insurance schedule and shall procure that the interest of the Tenant is noted on the policy and to produce to the Tenant a copy of such policy and of the annual premium receipt and in case of destruction or of damage to the Demised Premises or the Common Parts of the Development or any part thereof from any cause covered by such insurance to lay out all monies received in respect of such insurance (other than monies received for loss of rent and architects' and surveyors' fees and for demolition and clearance expenses) in rebuilding and reinstating the same as soon as reasonably practicable PROVIDED ALWAYS that if such rebuilding or reinstating be prevented or frustrated all such insurance monies (other than as aforesaid) shall be retained by the Landlord and this Lease shall thereupon determine

6. TO bear pay and discharge all existing and future rates (including water rates) taxes duties assessments charges impositions and outgoings whatsoever assessed charged and imposed upon the Common Parts of the Development


                               THE FIFTH SCHEDULE

                      Proviso Agreements and Declarations

1.1 AT any time after any of the following events shall happen the Landlord may re-enter upon all or any parts of the Demised Premises:

     1.1.1 the whole or any part of the rent shall be unpaid for twenty one days after becoming payable whether formally demanded or not or

     1.1.2 there shall be any breach of any of the Tenant's covenants or

     1.1.3 the Tenant or any surety for the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (save for the liquidation of a solvent company for the purpose of amalgamation or reconstruction) or suffers an administrative receiver to be appointed or enters into a voluntary arrangement as defined in Section 1 of the Insolvency Act of 1986 or does or suffers anything which would entitle a receiver to take possession of any of its assets or does or suffers anything which would entitle any person to present a petition for winding up or apply for an administration order to cease to exist or is dissolved or

     1.1.4 the Tenant or any surety for the Tenant (being an individual) shall be unable to pay a debt or have no reasonable prospect of being able to pay a debt within the meaning of Section 268 of the Insolvency Act 1986 or makes an application to the Court for an interim order under Section 253 of the Insolvency Act 1986 or does anything which would entitle a petition for a bankruptcy order to be made or makes any assignment for the benefit of or enters into any arrangement with his creditors either by composition or otherwise PROVIDED ALWAYS that if any of the events in paragraphs 1.1.3 or 1.1.4 shall occur to a surety of the Tenant rather than the Tenant or if the Surety shall die then the Landlord may not re-enter under paragraph 1.1 for a period of two months thereafter PROVIDED FURTHER that if the Tenant within such period shall provide the Landlord with an alternative surety reasonably acceptable to the Landlord or a security deposit for rent equivalent to six months value of the then passing rent such deposit to be in the form of the Ninth Schedule hereto the Landlord shall not be entitled to re-enter the Demised Premises because of such an event having occurred to a surety

1.2 If the Landlord shall re-enter in accordance with Clause 1.1 of this Schedule then this Lease shall thereupon terminate but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or the conditions herein contained

2.1 IN case the Demised Premises or any part thereof of any necessary access thereto shall at any time during the Term be so damaged or destroyed by the Insured Risks so as to be unfit for occupation and use then (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant) (or where such loss of insurance proceeds does occur the Tenant promptly on demand makes good that shortfall) the rent hereby reserved including any service rent and insurance rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended for the period for which loss of rent insurance is maintained under Clause 5 of the Fourth Schedule or if earlier until the Demised Premises shall again be rendered fit for occupation and use and any dispute with reference to this proviso shall be determined by the Landlord's Surveyor whose decision shall be final and binding on the parties hereto

2.2 PROVIDED THAT if the Demised Premises shall be destroyed or damaged by any of the Insured Risks so as to become unfit for occupation and use and the damage is not made good within the period in respect of which loss-of-rent insurance cover is effected then the Tenant or the Landlord may on the expiration of such period by written notice given to the other elect to determine this Lease and upon the service of such notice (PROVIDED ALWAYS that in the case of notice given by the Tenant to the Landlord there is no material subsisting breach of the Tenant's covenants hereunder) this Lease shall forthwith determine and the parties hereto shall forthwith be released from all and singular their further duties and obligations hereunder but without prejudice to the rights of either party in respect of any antecedent breach of any of the covenants herein contained

3. IT is hereby agreed between the Landlord and the Tenant that the provisions for compensation contained in Section 37 of the Landlord and Tenant Act of 1954 shall not apply to this Lease except in the events specified in
Section 38(2) of that Act

4.   THIS Lease shall incorporate the regulations as to notices contained in
Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962.

5. THE expression "the Planning Acts" shall in this Lease include any Act or Acts for the time being in force amending or replacing the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Listed Buildings Act 1990 and the Planning (Consequential Provisions) Act 1990 and any other legislation of a similar nature and any statutory modification or reenactment thereof for the time being in force and any orders instruments plans rules regulations permissions consents and directives made under or in pursuance of the said Acts or any of them

6. ANY reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force and all instruments orders notices regulations directions bye-laws permissions and plans for the time being made issued or given under it or deriving validity from it

7. NOTWITHSTANDING anything herein contained the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:-

     (a) any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire water act of god or other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or unavoidable shortage of fuel materials water or labour or

     (b) any act omission or negligence of any porter attendant or other servant of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them


                               THE SIXTH SCHEDULE

                               The Service Charge

1. THE Service Charge hereinbefore made payable means 29.48 per centum of the Annual Service Cost (as hereinafter defined) in respect of each calendar year running from the 1st day of January and ending on the 31st day of December next following or such other period as the Landlord may determine ("the Accounting Period") SAVE THAT in respect of any part of the Annual Service Cost as under paragraph 3(a) to (g) of this Schedule relates directly to the Access Road and the Car Parking Spaces and the area edged yellow on Plan B the Service Charge means 55.36% of such part of the Annual Service Cost as so relates and further in respect of any part of the Annual Service Cost which relates directly to costs incurred in complying with the Landlord's insurance obligations hereinbefore contained in paragraph 5 of the Fourth Schedule (other than so far as the same relates to the Common Parts of the Development) the Service Charge means 100% PROVIDED ALWAYS that for the period ending on 8th November 1997 the Tenant shall not be required to pay any greater sum for that period than calculated at the rate of pounds sterling 1.25 per square foot for the Demised Premises.

2. THE Interim Charge hereinbefore made payable means such sum to be paid on account of the Service Charge in respect of each Accounting Period as the Landlord shall specify to be a fair and reasonable payment. The first payment of the Interim Charge (on account of the Service Charge for the Accounting Period during which this Lease is executed) shall be made on the execution hereof and thereafter shall be by equal payments in advance on the twenty fourth day of June and the Twenty fifth day of December in each year and in case of default shall be recoverable as rent in arrear

3. THE Annual Service Cost in each Accounting Period shall be the aggregate of the sums actually expended or liabilities incurred by the Landlord in connection with the following matters:-

     (a) the cost of the observance and performance of the covenants on the part of the Landlord hereinbefore contained in paragraphs 2 3 4 5 and 6 of the Fourth Schedule

     (b) the reasonable fees charges and expenses payable to any qualified person whom the Landlord may reasonably employ to inspect repair and keep in running order the alarm systems including the Landlord's costs from time to time incurred in entering into a contract or contracts in usual form with any such qualified persons

     (c) the reasonable costs of taking out and maintaining in force an effective insurance policy or policies against any and every liability of the Landlord for injury to or death of any person (including every agent servant and workman of the Landlord) and damage to or destruction of the property of any such person arising out of the management and/or maintenance of the Common Parts of the Development and in particular but without prejudice to the generality of the foregoing the cost of insurance against such injury death damage or destructoin as aforesaid due to the act neglect default or misconduct of any agent servant or workman of the Landlord employed in connection with the management and/or maintenance of the Common Parts of the Development

     (d) in addition to the wages from time to time payable by the Landlord the employers National Insurance and Industrial Injuries Contributions and any taxes or similar levies from time to time payable by the employer in respect of all agents servants and workmen employed by the Landlord solely in connection with the performance and observance of any of the covenants on its part herein contained

     (e) the reasonable cost of the carrying out of other work or services of any kind whatsoever which the Landlord may reasonably consider desirable for the purpose of maintaining or improving serves in the Development

     (f) all reasonable fees and expenses payable to any person firm or company whom the Landlord may from time to time reasonably employ in connection with the management and/or maintenance of the Common Parts of the Development including the cost of preparing statements of the Annual Service Cost and including legal costs incurred relating to the management and maintenance of the Development and in the collection of service charges and rent

     (g) the cost of complying with all statutory requirements regulations or requirements of any competent local or other authority relating to the Common Parts of the Development

4. THE Landlord shall be entitled to make such reasonable provision for a reserve for anticipated future expenditure to be incurred in the performance of the covenants on the part of the Landlord contained herein as the Landlord may reasonably deem appropriate and the amounts so provided shall form part of the Annual Service Cost

5.   THE Landlord will use its best endeavours to maintain the Annual Service

Cost at the lowest reasonable figure consistent with due performance and observance of its obligations hereunder but the Tenant shall not be entitled to object to any items comprised therein by the reason only that the materials work or service in question might have been provided or performed at a lower cost

6. AS soon as practicable after the end of each Accounting Period the Landlord will submit to the Tenant an itemised statement certified by the Managing Agents for the time being to the Landlord containing the following information:-

     (a)  the amount of the Annual Service Cost

     (b) the amount of the Interim Charge paid by the Tenant in respect of that Accounting Period together with any surplus carried forward from the previous Accounting Period

     (c) the amount of the Service Charge in respect of that Accounting Period and of any excess or deficiency of the Service Charge over the Interim Charge

7. THE Tenant shall be entitled within twenty-eight days of the receipt of such statement to inspect the vouchers and receipts for all items included in such statement

8. IF the Interim Charge paid by the Tenant in respect of any Accounting Period exceeds the Service Charge for that period the surplus of the Interim Charge so paid over the above the Service Charge shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Service Charge in succeeding Accounting Periods as hereinbefore provided except in respect of the final year of the Term (howsoever determined) when any such overpayment by the Tenant shall be repaid to the Tenant within 21 days of the issue of the aforementioned statement subject to the right of the Landlord to set off such sum against any sums due by the Tenant under its covenants herein

9. IF the Service Charge in respect of any Accounting Period exceeds the Interim Charge paid by the Tenant in respect of that Accounting Period together with any surplus from previous years carried forward as aforesaid then the Tenant shall pay the excess to the Landlord within twenty-one days of service upon the Tenant of the statement referred to above and in case of default the same shall be recoverable from the Tenant as rent in arrear

                              THE SEVENTH SCHEDULE

                           The Covenant of the Surety

1. THE Surety in consideration of the demise hereinbefore contained having been made at his request HEREBY COVENANTS with the Landlord that the Tenant will throughout the Term hereby created or any extension or continuation thereof under Section 24 of the Landlord and Tenant Act 1954 or any statutory modification thereof for the time being in force or otherwise by statute or common law pay the said rents hereby reserved or subsequently increased on the days and in manner aforesaid and will perform and observe all the Tenant's covenants hereinbefore contained and that in case of default in such payment of rents or in the performance or observance of such covenants as aforesaid the Surety will pay and make good to the Landlord on demand all losses damages costs and expenses thereby arising or incurred by the Landlord notwithstanding:-

        (a) any neglect or forbearance of the Landlord in endeavouring to obtain payment or to enforce performance of the several stipulations herein on the Tenant's part contained (and any time which may be given to the Tenant by the Landlord shall not release or exonerate or in any way affect the liability of the Surety under this covenant)

        (b) that the terms of this Lease have been varied by agreement between the Landlord and the Tenant where such variation is immaterial and not prejudicial to the Surety

        (c) any other act or thing whereby but for this provision the Surety would have been released

2. IF a liquidator or trustee in bankruptcy shall disclaim this Lease and if the Landlord shall by notice in writing have to required the Surety will take from the Landlord a lease of the Demised Premises for a term commensurate with the residue of the Term which would have remained had there been no disclaimer at the same rent and subject to substantially the same covenants and conditions as are reserved by and contained in this Lease such lease to take effect from the date of such disclaimer and in such case the surety shall without delay take or join in all acts necessary for the grant of such new lease and will pay all reasonable and proper costs relating to the grant of such new lease and execute and deliver to the Landlord a counterpart thereof

3. IF the Landlord shall not require the Surety to take a lease of the Demised Premises pursuant to Clause 2 above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent that would have been payable under this Lease but for the disclaimer or other event putting an end to the effect of the Lease in respect of that period from the date of the said disclaimer or the Lease ceasing to have effect as aforesaid until the expiration of three months therefrom or until the Demised Premises shall have been relet by the Landlord whichever shall first occur


                              THE EIGHTH SCHEDULE

                           Form of Rent Deposit Deed

THIS DEED is made the       day of          199

BETWEEN:-
(1) THE Landlord (which expression shall mean only the person for the time being in whom the reversion immediately expectant upon the determination of the
Lease is vested) who is currently [                             ]

(2)  THE Tenant (which expression shall mean only the person in whom the
benefit of the term of the Lease is vested) who is currently [           ]

SUPPLEMENTAL TO -

A Lease ("the Lease") date the         day of          199 and made between
MARLDOWN LIMITED of the first part
             of the second part and                             of the third
part relating to the premises known as

NOW THIS DEED WITNESSETH as follows:

1.1 "The Initial Deposit" shall mean a sum equivalent to one half of the annual rent payable at the date hereof or such greater sum as shall represent one half of the annual rent from time to time reserved under the Lease (excluding any rent-free period)

1.2 "The Deposit Account" means the interest earning deposit account opened by the Landlord's Solicitors (as hereinafter defined) at one of the London Clearing Banks ("the Bank") on or before the date of this Deed and in which the Landlord's Solicitors shall place the Initial Deposit

1.3 "The Deposit Balance" means the amount from time to time standing to the credit of the Deposit Account

2. The Landlord and the Tenant irrevocably instruct the Landlord's Solicitors ("the Landlord's Solicitors") by this Deed to act as stakeholders the operation of the Deposit Account in accordance with this Deed and in particular to act in accordance with this Deed in:

2.1 the making of payments into the Deposit Account

2.2 the withdrawal of sums from the Deposit Account and

2.3 accounting to the Landlord and the Tenant for money due to either of them from the Deposit Account

3.1 The Tenant shall on the execution hereof deposit with the Landlord's Solicitors the Initial Deposit as security for the due performance and observance of the covenants on the part of the Tenant contained in the Lease without prejudice to the rights and remedies of the Landlord under the Lease

3.2 The Landlord's Solicitors are instructed to forthwith pay the Initial Deposit into and to keep it in the Deposit Account and the Tenant may with the Landlord's prior agreement (such agreement not to be unreasonably withheld) authorise the Landlord's Solicitors to vary the terms of the Deposit Account

4.1 The interest which shall accrue upon the Deposit Balance shall be added to the Deposit Balance and shall remain in the Deposit Account and shall be dealt with as part of the Deposit Balance

4.2 The Tenant (acting on its own behalf or by its Solicitors) shall after reasonable intervals following the date of this Deed or any payment made to the Tenant pursuant to this Clause be entitled by notice in writing to require the Landlord's Solicitors to draw upon the Deposit Account in payment to the Tenant of an amount equal to the Interest which at the date of such notice has accrued to the Deposit Balance.

5. The Landlord shall whenever so reasonably requested by the Tenant supply to the Tenant copies of all statements and other information relating to the Deposit Account as the Tenant may from time to time reasonably require

6.    The Tenant hereby covenants with the Landlord as follows:

6.1 Until the release of the Deposit Balance or appropriation from the Deposit Balance under Clause 7 hereof to maintain the Deposit held by the Landlord's Solicitors in an amount equal (excluding any interest accrued to the Deposit) to one half of the annual rent from time to time reserved under the Lease, and

6.2 If the rent reserved by the Lease shall be increased pursuant to the provisions for the review of rent therein contained or if any monies shall be appropriated from the Deposit Balance by the Landlord in the manner hereinafter authorised under Clause 7 hereof within twenty-one days of written request from the Landlord so to do to deposit with the Landlord's Solicitors an amount necessary to maintain the Deposit Balance at the appropriate level

7.1 The Landlord shall be entitled at any time to require the Landlord's Solicitors to draw from the Deposit Account in payment to the Landlord of any amount not exceeding any sum then due to the Landlord arising out of default by the Tenant if:

      7.1.1 The Landlord shall have previously given to the Tenant not less than fourteen days notice in writing of the Landlord's intention to procure any withdrawal from the Deposit Account and the notice shall have specified the default to which the withdrawal relates, and;

      7.1.2 The Tenant shall not have remedied the default complained of or commenced and be diligently proceeding to remedy the default to the reasonable satisfaction of the Landlord by the expiration of the notice.

8. The Deposit Balance (including interest thereon) and unpaid accrued interest thereon will be released to the Tenant by the Landlord following whichever shall be the earlier of:

8.1 The completion of a lawful assignment of the Premises by the Tenant with the consent of the Landlord in accordance with the terms of the Lease to an assignee who shall (if reasonably required by the Landlord) provide an equivalent deposit in the terms of this Deed whereupon the provisions of this Deed shall automatically cease and determine

8.2 The expiry or sooner determination of the Term created by the Lease subject to the Landlord's prior right of withdrawal under Clause 7.1 hereof in the event of any default by the Tenant whereupon the provisions of this Deed shall automatically cease and determine

8.3 In the event that the Lease becomes vested in a company which is registered in the United Kingdom such company providing the Landlord with its most recent three consecutive years accounts audited by a Chartered Accountant the most recent of which must have been approved by the directors of such company not more than three months before such accounts are provided to the Landlord and each set of such accounts showing net profits amounting to not less than three times the annual rent first reserved by the Lease in the year to which the said accounts relate whereupon the provision of this Deed shall automatically cease and determine

9.   DEALINGS WITH REVERSION

In the event of the Landlord assigning subletting or otherwise disposing of the reversion expectant upon the termination of the Term created by the Lease it is hereby agreed that the Landlord will procure that such persons entitled to the reversion expectant upon the termination of the Term created by the Lease shall enter into a new Deed of Rent Deposit and that the Tenant will at the Landlord's cost following a written request from the Landlord so to do and upon the monies then standing in the Deposit Account enter into a new Deed of Rent Deposit in the same terms (mutatis mutandis) as this Deed save that the expression "the Initial Deposit" shall mean half the yearly rent then reserved and the term "the Landlord's Solicitors" shall mean the solicitors acting on behalf of the part in whom the term expectant upon the determination of the said term is vested and the Deposit Account shall be held at the Bank or such bank as the Solicitors for the Assignee of the reversion shall reasonably require.

10.  The Tenant hereby

10.1 Acknowledges that the Landlord's right of re-entry contained in the Lease shall be exercisable in the event of any breach by the Tenant of any of the terms of this Deed to the intent that all covenants herein shall be deemed to be covenants contained in the Lease

10.2 Hereby agrees to charge the Rent Deposit to the Landlord as security for the performance of its obligations in the Lease and in this Deed

                               THE NINTH SCHEDULE

                              Rent and Rent Review

1.   DEFINITIONS

1.1 The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified

1.2 "Review Dates" mean the 3 day of March in the year 2002 and the penultimate day of the Term and "Review Date" means any one of the Review Dates

1.3 "Review Period" means the period between any Review Date and the day prior to next Review Date (inclusive)

1.4  "the Assumptions" means the following assumptions at the relevant Review
Date:

     1.4.1 that no work has been carried out on the Demised Premises by the Tenant its subtenants or their predecessors in title during the Term which has diminished the rental value of the Demised Premises other than work carried out in compliance with paragraph 14 of the Third Schedule

     1.4.2 that if the Demised Premises have been destroyed or damaged they have been fully restored

     1.4.3 that the covenants contained in this Lease on the part of the Landlord and the Tenant have been fully performed and observed

     1.4.4 that the Demised Premises are available to let by a willing landlord to a willing tenant by one lease without a premium being paid by either party and with vacant possession

     1.4.5 that the Demised Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraph 1.4.4 and that all the services required for such occupation and use are connected to the Demised Premises

     1.4.6 that the Lease referred to in paragraph 1.4.4 contains the same terms at Lease except the amount of the Initial Rent and any rent-free period to which a new tenant may otherwise be entitled but including the provisions for rent review on the Review Dates and at similar intervals after the last Review Date and except as set out in paragraphs 1.4.7 and 1.4.8

     1.4.7 that the term of the Lease referred to in paragraph 1.3.4 is equal in length to a term of 10 years and that such term begins on the relevant Review Date and that the rent shall commence to be payable from that date and that the years during which the Tenant covenants to decorate the Demised Premises are at similar intervals after the beginning of the term of such Lease as those specified in this Lease

     1.4.8 on the basis that the User is as permitted in this Lease

1.5  "the Disregarded Matters" means:

     1.5.1 any effect on rent of the fact that the Tenant its subtenants or their respective predecessors in title have been in occupation of the Demised Premises

     1.5.2 any goodwill attached to the Demised Premises by reason of the carrying on at the Demised Premises of the business of the Tenant its subtenants or their predecessors in title or other persons lawfully at the Demised Premises in their respective businesses

     1.5.3 any increase in rental value of the Demised Premises attributable to the existence at the relevant Review Date of improvement to the Demised Premises or any part thereof carried out otherwise than in pursuance of an obligation to the Landlord or its predecessors in title under this Lease

1.6 "the President" means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.7 "the Surveyor" means a person appointed by agreement between the parties or in the absence of agreement within 14 days of one party giving notice to the other of its nomination or nominations nominated by the President on the application of either party made not earlier than 6 months before the relevant Review Date or at any time afterwards

2.      ASCERTAINING THE RENT

2.1     The Rent shall be:

        2.1.1 until the first Review Date the Rent set out in clause 1 hereof and

        2.1.2 during each successive Review Period a rent equal to the greater of:-

                2.1.2.1 the Rent payable immediately prior to the relevant Review Date or if payment of Rent has been suspended pursuant to the proviso to that effect contained in this Lease the Rent which would have been payable had there been no such suspension or

                2.1.2.2 such Rent as may be ascertained in accordance with this Schedule

2.2 Such revised Rent for any Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) will be determined by the Surveyor

2.3 The revised Rent to be determined by the Surveyor shall be such as he shall decide to be the rent at which the Demised Premises might reasonably be expected to be let on the open market at the relevant Review Date making the Assumptions but disregarding the Disregarded Matters

2.4 At the sole discretion of the Landlord the Surveyor shall act either as an expert or as an arbitrator and if the Surveyor nominated pursuant to paragraph 1.6 shall die or decline to act the President may on the application of either party discharge the Surveyor and appoint another in his place

2.5 Whenever the rent shall have been ascertained in accordance with this Schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect

3. ARRANGEMENTS PENDING ASCERTAINMENT OF REVISED RENT

3.1 If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date Rent shall continue to be payable at the rate previously payable such payments being on account of the Rent for that Review Period

3.2 If one party shall upon publication of the Surveyor's award pay all the Surveyor's fees and expenses such party shall be entitled to recover (in default of payment within 21 days of a demand to that effect in the case of the Landlord as Rent in arrears or in the case of the Tenant by deduction from
Rent) such proportion of them (if any) as the Surveyor shall award against the other party

4. PAYMENT OF REVISED RENT

4.1 If the revised Rent shall be ascertained on or before the relevant Review Date and that date is not a quarter day the Tenant shall on that Review Date pay to the Landlord the amount by which one quarter's Rent at the rate payable on the immediately preceding quarter day is less than one quarter's Rent at the rate of the revised Rent apportioned on a daily basis for that part of the quarter during which the revised Rent is payable.

4.2 If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date then immediately after the date when the same has been agreed between the parties or the date upon which the Surveyor's award shall be received by one party the Tenant shall pay to the
Landlord:

            4.2.1 any shortfall between the Rent which would have been paid on the Review Date and on any subsequent quarter days had the revised Rent been ascertained on or before the relevant Review Date and the payments made by the Tenant on account and

            4.2.2 interest at the base lending rate of the bank referred to in or nominated pursuant to clause 2(2)(d) prevailing on the day upon which the shortfall is paid in respect of each instalment of Rent due on or after the Review Date on the amount by which the instalment of revised rent which would have been paid on the relevant Review Date or such quarter day exceeds the amount paid on account and such interest shall be payable for the period from the date upon which the instalment was due up to the date of payment of the shortfall

5. ARRANGEMENTS WHEN INCREASING RENT PREVENTED ETC

5.1 If at any of the Review Dates there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Rent in accordance with this Lease and/or to recover any increase in the Rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its right (if any) to recover any Rent the payment of which has only been deferred by law) on giving not less than one month's nor more than 3 months' notice in writing to the Tenant at any time within 6 months of the restriction or modification being removed relaxed or modified to invoke the provisions of paragraph 5.2

5.2 Upon the service of a notice pursuant to paragraph 5.1 the Landlord shall be entitled:

     5.2.1 to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Lease to be a Review Date (provided that without prejudice to the operation of this paragraph nothing in this paragraph shall be construed as varying any subsequent Review Dates except that the revised Rent shall nevertheless be calculated by reference to rental values at the Review Date subjected to the rent restriction and provided that there shall be no more than one additional rent review between any two Review Dates

     5.2.2 to recover any increase in Rent with effect from the earliest date permitted by law

6. Time shall not be of the essence in relation to the machinery for fixing the rent

                               THE TENTH SCHEDULE

                         AUTHORIZED GUARANTEE AGREEMENT


THIS DEED is made the        day of          19 Between

("the Lessor") and                       of

("the Lessee")


INTRODUCTION

(A) The term granted by the Lease is vested in the Lessee and the Lessor is entitled to the reversion

(B) The Lease contains a covenant against assignment without the written consent of the Lessor and provide that the consent may be given subject to a condition that the Lessee enters into an authorized guarantee agreement (as defined in the Act)

(C) The Lessee has requested the Lessor's consent to the assignment of the Lease to the Assignee which the Lessor has agreed to grant subject to the completion of this Deed pursuant to that condition


AGREED TERMS

1. In this Deed (including the introduction) the following words and expressions shall have the following meaning:

     "Act" means the Landlord & Tenant (Covenants) Act 1995

     "Assignee" means


     "Lease" means the lease of the Demised Premises dated made between

     "Demised Premises" means

2.   The Lessee hereby covenants with the Lessor as a primary obligation

     (a) that the Assignee shall at all times duly pay the rents reserved by the Lease in the manner and at the time therein specified and shall duly perform and observe all the Lessee's covenants contained in the Lease until such times as the Assignee shall be released from those covenants by virtue of the Act and

     (b) to indemnify the Lessor against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Lessor by reason of or arising in any way directly or indirectly out of any act or default by the Assignee in the performance and observance of any of the Lessee's covenants contained in the lease

3. None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Lessee as principal debtor under this Deed or otherwise prejudice or affect the right of the Lessor to recover from the Lessee to the full extent of this guarantee:-

     (a) any neglect delay or forbearance of the Lessor in endeavouring to obtain payment of the rents or other amounts reserved by the lease or in enforcing the performance or observance of any of the obligations of the Assignee under the Lease

     (b) any refusal by the Lessor to accept rent tended by or on behalf of the Lessee at a time when the Lessor was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Demised Premises

     (c) any extension of time given by the Lessor to the Lessee or the Assignee

     (d) to the extent permitted by the Act any variation of the terms of this Lease or the transfer of the Lessor's reversion

     (e)  any reviews of the rent payable under the Lease

     (f) any change in the constitution structure or powers of either the lessee any surety or the liquidation administration receivership or bankruptcy (as the case may be) of either the Lessee or the Assignee

      (g) any legal limitation or any immunity, disability or incapacity of the Assignee (whether or not known to the Lessor) or the fact that any dealings with the Lessor by the Lessee may be outside or in excess of the powers of the Assignee, or

      (h) any other act, omission, matter or thing whatsoever whereby but for this provision the Lessee would be exonerated either wholly or in part (other than a re lease under seal given by the Lessor)

4.    The Lessee hereby further covenants with the Lessor that

      (i) if there should be a disclaimer or surrender of this Lease, whether by a liquidator, trustee in bankruptcy, the Crown, or otherwise,

      (ii)   if this Lease shall be forfeited, or

      (iii) if the Assignee (being a company) shall be dissolved or if otherwise a corporate Lessee shall cease to exist THEN the Lessee shall, if the Lessor by notice in writing given to the Lessee within 6 months after such disclaimer or other event so requires accept from and execute and deliver to the Lessor a counterpart of a new lease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the term, such new lease to be at the cost of the Lessee and to be at the same rents and subject to the same covenants, conditions and provisions as are contained in the Lease

5. This guarantee shall enure for the benefit of the successors and assigns of the Lessor under the Lease without the necessity for any assignment thereof.

IN WITNESS whereof this agreement has been executed and delivered as a deed the day and year first above written



SIGNED AND DELIVERED AS A DEED   )
by the aforementioned MARLDOWN   )
LIMITED acting by a director and )
secretary or two directors:-     )



/s/ M. D. POSEN
----------------------------------
Director M. D. Posen



/s/ M. T. HARRWON
----------------------------------
Director M. T. Harrwon

                        DATED _____________________ 1997



                                MARLDOWN LIMITED

                                    - and -

                                 MICROMUSE plc

                                    - and -

                             CHRISTOPER JOHN DAWES



                           -------------------------


                                   L E A S E

                                  relating to
                        Gladstone House, Adelaide Road,
                                  London SW18


                           -------------------------